Exhibit J

LOCK-UP LETTER AGREEMENT

April 3, 2018

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

This letter agreement is entered into in connection with the sale on the date hereof (the “Sale”) to you (the “Bank”) by the undersigned of shares (the “Shares”) of ordinary shares, par value $0.03 per share (the “Ordinary Shares”), of SMART Global Holdings, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

In consideration of your agreement to purchase the shares in the Sale, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Bank, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, in each case for a period commencing on the date hereof and ending on the 30th day after the date of this letter (such 30-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to: (a) transactions relating to Ordinary Shares or other securities acquired in the open market after the completion of the Sale; (b) [reserved] (c) (i) bona fide gifts to any person, (ii) contributions to a family foundation for bona fide estate or tax planning purposes, (iii) transfers that are made exclusively between and among the undersigned or members of the undersigned’s family, or any trust for the direct or indirect benefit of the undersigned or members of the undersigned’s family, or any affiliates of the undersigned or, (iv) if the undersigned is a corporation, limited partnership, limited liability company or other entity, transfers to its shareholders, limited partners or members; provided that it shall be a condition to any transfer pursuant to this clause (c) that (A) subject to clause (j) below, the transferee/donee agrees to be bound by the terms of this letter agreement to the same extent as if the transferee/donee were a party hereto, and (B) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period (except that, if required by law, such party may make such a filing or public announcement, provided such filing or public announcement does not report a reduction in beneficial ownership); (d) transfers by will or intestacy or by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement; provided that it shall be a condition to any transfer pursuant to this clause (d) that the transferee/donee agrees to be bound by the terms of this letter agreement to the same extent as if the transferee/donee were a party hereto; (e) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s equity incentive plans or that are otherwise outstanding on the date hereof; provided, that the restrictions in this letter agreement shall apply to Ordinary Shares issued upon such exercise; (f) forfeitures or cancellations of Ordinary Shares to the Company to satisfy tax withholding requirements; (g) the establishment or amendment of any contract, instruction or plan in accordance with Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that, prior to the expiration of the Lock-Up Period, no sales of Ordinary Shares or securities convertible into, or exchangeable or exercisable for, Ordinary Shares, shall be made pursuant to a Rule 10b5-1 Plan that is established during the Lock-Up Period; provided further, that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such 10b5-1 Plan during the Lock-Up Period; (h) the sale of Ordinary Shares pursuant to a Rule 10b5-1 Plan (provided that such plan was established prior to the execution of this agreement by the undersigned); provided that any filing under the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sales have been executed under a Rule 10b5-1 Plan; (i) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s Ordinary Shares, provided that no transfer of the undersigned’s Ordinary Shares registered pursuant to the exercise of any such right may take place and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Ordinary Shares during the Lock-Up Period; (j) the transfers of Ordinary Shares in connection with distributions to the officers or employees of the general partner, managing member or other controlling entity of, or investment advisor to, the undersigned and/or its affiliates, provided that (A)

such transferred Ordinary Shares are promptly donated by such officers or employees to charitable organizations, (B) the aggregate number of such donated shares by all such officers and employees pursuant to this clause (j), when taken together with the aggregate number of such donated shares by all officers and employees pursuant to a similar exception contained in lock-up letter agreements executed by affiliates of Silver Lake Partners or Silver Lake Sumeru in connection with the Sale, shall not exceed 2.0% of the aggregate number of Ordinary Shares sold in the Sale by the undersigned and the other investment funds affiliated with Silver Lake Partners or Silver Lake Sumeru, (C) the undersigned shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period (except that, if required by law, the undersigned may make such a filing or public announcement, provided such filing or public announcement includes a statement that such transfer or disposition is not a transfer for value), and (D) for the avoidance of doubt, donees pursuant to this clause (j) shall not be required to sign a lock-up agreement; (k) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar business combination transaction made to all holders of the Ordinary Shares involving a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares (or any security convertible into or exercisable or exchangeable for Ordinary Shares), or vote any Ordinary Shares in favor of such transaction); provided, that, in the event that such transaction is not completed, the Ordinary Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement; and (l) transfers of Ordinary Shares pledged in a bona fide transaction to third parties as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates; provided, that in the case of pledges or similar arrangements under this clause (l), any such pledgee or other party shall, upon foreclosure on the pledged securities, sign and deliver a lock up letter substantially in the form of this letter agreement.

For purposes of this letter agreement, “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Bank pursuant to the Sale), of the Ordinary Shares if such person or group of affiliated persons did not hold, immediately prior to such transfer, and, immediately after such transfer, would hold, a majority of the outstanding voting securities of the Company (or the surviving entity).

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned understands that the Company and the Bank will proceed with the Sale in reliance on this letter agreement.

For the avoidance of doubt, affiliates of the undersigned that have not separately signed a lock-up agreement may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business, other than with respect to Ordinary Shares currently owned by the undersigned. For the avoidance of doubt, it is acknowledged and agreed that (i) any entity in which any of the undersigned’s affiliated investment funds may now or in the future have an investment and (ii) any entity (other than the undersigned) on whose board of directors one or more of the undersigned’s officers may now or in the future serve, shall not be deemed subject to, or bound by, this letter agreement, in part or in its entirety, except, in each case, to the extent the undersigned directly or indirectly possesses and exercises the power to dispose or direct the disposition of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares held by or on behalf of any such entity or to cause any such entity to enter into a transaction that would be prohibited by this letter agreement if effected directly by the undersigned.

This letter agreement shall automatically terminate, and the undersigned shall be immediately released from its obligations and restrictions under this letter agreement without any further action by or on behalf of any of the parties hereto, on April 9, 2018, in the event that the Sale has not been consummated by that date.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Silver Lake Partners III Cayman (AIV III), L.P.
By:	Silver Lake Technology Associates III Cayman, L.P., its general partner

	By:	Silver Lake (Offshore) AIV GP III, Ltd., its general partner

By:	/s/ Kenneth Hao
Name: Kenneth Hao
Title: Director

Silver Lake Technology Investors III Cayman, L.P.
By:	Silver Lake Technology Associates III Cayman, L.P., its general partner

	By:	Silver Lake (Offshore) AIV GP III, Ltd., its general partner

By:	/s/ Kenneth Hao
Name: Kenneth Hao
Title: Director

Silver Lake Sumeru Fund Cayman, L.P.
By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its general partner

	By:	SLTA Sumeru (GP) Cayman, L.P., its general partner

By: Silver Lake Sumeru (Offshore) AIV GP, Ltd., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

Silver Lake Technology Investors Sumeru Cayman, L.P.
By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its general partner

	By:	SLTA Sumeru (GP) Cayman, L.P., its general partner

By: Silver Lake Sumeru (Offshore) AIV GP, Ltd., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

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